Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Announces Second Quarter 2017

Financial and Operating Results

FORT WORTH, Texas, Aug. 10, 2017 — Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell Royalty Partners” or “Kimbell”), a leading owner of oil and natural gas mineral and royalty interests across 20 states, today announced results for the quarter ended June 30, 2017.  Highlights include:

•                  Revenue of $7.8 million

•                  Net income of $251,651

•                  Earnings per common unit of $0.02

•                  Adjusted EBITDA of $4.7 million

•                  Production of 99,763 barrels of oil, 826,927 Mcf of natural gas and 41,506 barrels of natural gas liquids, for total combined volumes of 279,090 BOE

•                  A distribution of $0.30 per common unit declared on July 28, 2017

“We are very pleased with the solid performance of our world class portfolio of royalty assets, which allowed us to declare a distribution of $0.30 per common unit for the second quarter,” said Robert Ravnaas, Chairman and Chief Executive Officer of Kimbell Royalty Partners’ general partner.  “The active rig count across our acreage held steady at 24 rigs, which is significantly higher than the rig count at year-end 2016.  This is a testament to the quality of our acreage and the attractive development opportunity it provides to operators.  We will continue to implement a proactive strategy to create growth through a proven investment process for third-party acquisitions and to actively enhance the value of our portfolio of mineral and royalty assets,” Ravnaas concluded.

Second Quarter 2017 Distribution

On July 28, 2017, the board of directors of Kimbell Royalty GP, LLC, the general partner of Kimbell Royalty Partners, declared a cash distribution of $0.30 per common unit for the second quarter of 2017.  The distribution will be payable on August 14, 2017 to unitholders of record at the close of business on August 7, 2017.

Financial Highlights

In the second quarter, Kimbell had revenue of $7.8 million, net income of $251,651 and earnings per common unit of $0.02.  Average realized price for oil per barrel was $45.10, natural gas per thousand cubic feet (Mcf) was $2.89 and natural gas liquids was $20.83 per barrel.  Adjusted EBITDA was $4.7 million. (Adjusted EBITDA is a non-GAAP measure.  Please see a reconciliation to the nearest GAAP measures at the end of this news release.)

Kimbell Royalty Partners, LP - News Release

Production

Kimbell reported total second quarter production of 279,090 barrels of oil equivalent (BOE), or 3,067 BOE per day.  This production includes a partial quarter of production from the acquisition of overriding royalty interests from Maxus Energy Corporation, which closed on April 21, 2017.  For the second quarter of 2017, Kimbell’s revenues were derived 58% from oil, 31% from natural gas and 11% from natural gas liquids sales.  Kimbell’s second quarter production was composed of approximately 36% oil, 49% natural gas and 15% natural gas liquids.

Liquidity

In connection with its initial public offering in early February 2017, Kimbell entered into a new $50 million revolving credit facility with an accordion feature permitting aggregate commitments to be increased up to $100 million.  In connection with the August 1 redetermination under the revolving credit facility, the borrowing base was reaffirmed at $100 million.  Aggregate commitments remain at $50 million, providing for maximum availability under the revolving credit facility of $50 million. At June 30, 2017, Kimbell had $18.3 million outstanding under its revolving credit facility and was in compliance with all related financial covenants.

Conference Call

Kimbell Royalty Partners will host a conference call and webcast, August 10, 2017, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss its second quarter 2017 results.  To access the call live, dial (201) 389-0869 and use the conference ID number 13665017# at least 10 minutes prior to the start time.  Alternatively, investors can listen live over the Internet by visiting the Kimbell’s website at http://kimbellrp.investorroom.com.  For those who cannot listen to the live call, a telephonic replay will be available through August 17, 2017 and may be accessed by calling (201) 612-7415 and using pass code 13665017#.  Also, an archive of the webcast will be available after the call for at least 90 days on the “Investor Relations” section of the Kimbell’s website at http://www.kimbellrp.com.

About Kimbell Royalty Partners, LP

Kimbell Royalty Partners, LP (NYSE: KRP) is an oil and gas mineral and royalty variable rate master limited partnership based in Fort Worth, Texas.  Kimbell Royalty Partners is managed by its general partner, Kimbell Royalty GP, LLC, and owns mineral and royalty interests in approximately 5.6 million gross acres in 20 states and in nearly every major onshore basin in the continental United States, including ownership in more than 50,000 gross producing wells with over 29,000 wells in the Permian Basin. To learn more, visit http://www.kimbellrp.com.

Kimbell Royalty Partners, LP - News Release

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements involve risks and uncertainties, including risks relating Kimbell Royalty Partners’ business and the securities markets generally. Except as required by law, Kimbell Royalty Partners undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell’s filings with the Securities and Exchange Commission (“SEC”).  These include risks inherent in oil and natural gas drilling and production activities, including risks with respect to continued low or further declining prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause Kimbell to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow; risks related to its potential impairment as disclosed above, risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices; risks regarding Kimbell’s ability to meet financial covenants under its credit agreements or its ability to obtain amendments or waivers to effect such compliance; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks relating to delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; risks relating to borrowing base redeterminations by Kimbell’s lenders; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to Kimbell’s ability to realize the anticipated benefits from acquired assets; and other risks described in Kimbell’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release.

Contact:

Rick Black

Dennard-Lascar Associates

krp@dennardlascar.com

(713) 529-6600

Kimbell Royalty Partners, LP - News Release

Kimbell Royalty Partners, LP
Consolidated Balance Sheets

(Unaudited, in thousands)

As of June 30,
2017
(In thousands)
Assets:
Current assets
Cash and cash equivalents	$5,827
Oil, natural gas and NGL receivables	4,962
Prepaid expenses	194
Total current assets	10,983
Property and equipment, net	210
Oil and natural gas properties
Oil and natural gas properties (full cost method)	285,040
Less: accumulated depreciation, depletion, accretion and impairment	(6,601)
Total oil and natural gas properties	278,439
Deposits on oil and natural gas properties	—
Loan origination costs, net	287
Total assets	$289,919
Liabilities and partners’ capital:
Current liabilities
Accounts payable	$397
Other current liabilities	968
Total current liabilities	1,365
Long-term debt	18,265
Total liabilities	19,630
Commitments and contingencies
Partners’ capital	270,289
Total liabilities and partners’ capital	$289,919

Kimbell Royalty Partners, LP - News Release

Kimbell Royalty Partners, LP

Consolidated Statements of Operations

(unaudited, in thousands, except per-unit data and unit count)

For the three months ended
June 30, 2017
(In thousands)

Oil, natural gas and NGL revenues	$7,752
Costs and expenses
Production and ad valorem taxes	618
Depreciation, depletion and accretion expenses	4,132
Impairment of oil and natural gas properties	—
Marketing and other deductions	386
General and administrative expenses	2,181
Total costs and expenses	7,317
Operating income (loss)	435
Interest expense	183
Net income (loss)	$252

Net income (loss) attributable to common units:
Basic	$0.02
Diluted	$0.02
Weighted average number of common units outstanding
Basic	16,332,708
Diluted	16,422,446

Kimbell Royalty Partners, LP - News Release

Kimbell Royalty Partners, LP

Supplemental Schedule

(unaudited, in thousands, except per unit data and unit count)

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is used as a supplemental non-GAAP financial measure by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies.  We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations period to period without regard to our financing methods or capital structure.  In addition, management uses Adjusted EBITDA to evaluate cash flow available to pay distributions to our unitholders.  We define Adjusted EBITDA as net income (loss) plus interest expense, net of capitalized interest, non-cash unit-based compensation, impairment of oil and natural gas properties, income taxes and depreciation, depletion and accretion expense.  Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by generally accepted accounting principles in the United States (“GAAP”).  We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.  Adjusted EBITDA should not be considered an alternative to net income, oil, natural gas and natural gas liquids revenues, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  We expect that cash available for distribution for each quarter will generally equal our Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations and fixed charges and reserves for future operating or capital needs that the board of directors may determine is appropriate.

Kimbell Royalty Partners, LP - News Release

Kimbell Royalty Partners, LP

Supplemental Schedule

(unaudited, in thousands, except per unit data and unit count)

For the three months ended
June 30, 2017

Net income (loss)	$252
Depreciation, depletion and accretion expenses	4,132
Interest expense	183
Income taxes	—
EBITDA	$4,567
Impairment of oil and natural gas properties	—
Unit-based compensation	136
Adjusted EBITDA	$4,703

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Cash interest expense	106
Capital expenditures	—
Cash available for distribution	$4,597

Weighted average number of common units outstanding
Basic	16,332,708
Diluted	16,422,446

Cash available for distribution per common unit outstanding
Basic	$0.28
Diluted	$0.28

Cash Distribution for Q2 (1)	$0.30

(1)         Based on Kimbell’s working capital position, a $0.30 per common unit distribution was declared, which is in excess of the cash available for distribution of $0.28 per common unit.

Kimbell Royalty Partners, LP - News Release

Kimbell Royalty Partners, LP

Supplemental Schedule

(unaudited, in thousands)

For the three months ended
June 30, 2017

Reconciliation of net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$5,827
Interest expense	183
State income taxes	—
Impairment of oil and natural gas properties	—
Amortization of loan origination costs	(15)
Amortization of tenant improvement allowance	—
Unit-based compensation	(136)
Changes in operating assets and liabilities:
Oil, natural gas and NGL revenues receivable	(1,745)
Prepaid expenses	(82)
Other receivables	—
Accounts payable	284
Other current liabilities	251
EBITDA	$4,567
Add:
Impairment of oil and natural gas properties	—
Unit-based compensation	136
Adjusted EBITDA	$4,703